UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 15, 2015
John Bean Technologies Corporation (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-34036 (Commission File Number)	91-1650317 (IRS Employer Identification No.)
70 West Madison Street Chicago, Illinois 60602 (Address of Principal executive offices, including Zip Code)
(312) 861-5900 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 15, 2015, John Bean Technologies Corporation (the “Company”) and John Bean Technologies B.V., as borrowers, Wells Fargo Bank, National Association, as administrative agent, and the other lenders signatory thereto entered into a first amendment (the “First Amendment”) to the Credit Agreement dated as of February 10, 2015 (the “Credit Agreement”). The First Amendment modifies clause (b) of the definition of “Change in Control” (the occurrence of which triggers an event of default under the Credit Agreement) to permit continuing directors to avoid an event of default by approving the nomination or appointment of any candidate for the board of directors selected by stockholders. Specifically, as a result of the First Amendment, a “Change in Control” is only triggered by the occupation of a majority of the seats on the board of directors of the Company by persons who were neither (i) nominated or approved by the board of directors of the Company nor (ii) appointed or approved by the directors so nominated or approved.

Except as otherwise specifically amended by the First Amendment, all of the terms of the Credit Agreement remain the same.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
10.1

First Amendment to Credit Agreement, dated as of September 15, 2015, by and among John Bean Technologies Corporation and John Bean Technologies B.V., as borrowers, Wells Fargo Bank, National Association, as administrative agent, and the other lenders signatory thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

John Bean Technologies Corporation

Date: September 15, 2015	By:	/s/ Brian A. Deck
	Name:	Brian A. Deck
	Title:	Executive Vice President and Chief Financial Officer

2